Exhibit 99.2

PCTEL, Inc.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(in thousands, except per share data)

On July 31, 2017, the Company entered into a definitive asset purchase agreement and closed the sale of substantially all of the assets of its Network Engineering Services business to Gabe’s Construction Co., Inc. (“Gabe’s”) for $1.45 million in cash.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been derived by the application of pro forma adjustments to the Company's historical consolidated financial statements. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended December 31, 2016, 2015, and 2014 and for the three months ended March 31, 2017 are presented as if the disposition had occurred at the beginning of the year ended December 31, 2014. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2017 is presented as if the disposition had occurred on March 31, 2017.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are being provided for informational purposes only and are not necessarily indicative of the results of operations or financial position that would have resulted if the disposition had actually occurred on the dates indicated and are not intended to project the Company's results of operations or financial position for any future period. The unaudited adjustments are based on estimates, currently available information and certain assumptions that the Company believes are reasonable, as described in the accompanying notes.  Beginning in the second quarter 2017, the historical financial results of the Company’s Network Engineering Services business for the periods prior to the sale will be reflected in the Company’s Financial Statements as discontinued operations.

The Unaudited Pro Forma Condensed Consolidated Financial Statements and the accompanying notes should be read in conjunction with the historical financial statements and the related notes thereto of PCTEL, which are included in its Annual Reports on Form 10-K and its Quarterly Reports on Forms 10-Q.

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Year Ended December 31, 2016
	Historical	Network Engineering Services Pro Forma Adjustments (a)	Pro Forma

REVENUES	$96,713	$11,707	$85,006
COST OF REVENUES	61,507	10,912	50,595
GROSS PROFIT	35,206	795	34,411
OPERATING EXPENSES:
Research and development	10,158	0	10,158
Sales and marketing	13,810	1,094	12,716
General and administrative	12,051	146	11,905
Amortization of intangible assets	1,651	1,120	531
Impairment of goodwill and other intangible assets	5,785	5,785	0
Restructuring expenses	664	430	234
Total operating expenses	44,119	8,575	35,544
OPERATING LOSS	(8,913)	(7,780)	(1,133)
Other income, net	112	0	112
LOSS BEFORE INCOME TAXES	(8,801)	(7,780)	(1,021)
Expense for income taxes	8,880	240	8,640
NET LOSS	$(17,681)	$(8,020)	$(9,661)

Net Loss per Share:
Basic	$(1.09)	$(0.50)	$(0.60)
Diluted	$(1.09)	$(0.50)	$(0.60)

Weighted Average Shares:
Basic	16,151	16,151	16,151
Diluted	16,151	16,151	16,151

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Year Ended December 31, 2015
	Historical	Network Engineering Services Pro Forma Adjustments (a)	Pro Forma

REVENUES	$106,615	$16,082	$90,533
COST OF REVENUES	69,354	13,949	55,405
GROSS PROFIT	37,261	2,133	35,128
OPERATING EXPENSES:
Research and development	11,205	0	11,205
Sales and marketing	14,196	1,224	12,972
General and administrative	12,399	479	11,920
Amortization of intangible assets	3,426	1,521	1,905
Impairment of goodwill and other intangible assets	161	161	0
Restructuring expenses	1,630	21	1,609
Total operating expenses	43,017	3,406	39,611
OPERATING LOSS	(5,756)	(1,273)	(4,483)
Other income, net	3,287	0	3,287
LOSS BEFORE INCOME TAXES	(2,469)	(1,273)	(1,196)
Benefit for income taxes	(901)	(453)	(448)
NET LOSS	$(1,568)	$(820)	$(748)

Net Loss per Share:
Basic	$(0.09)	$(0.05)	$(0.04)
Diluted	$(0.09)	$(0.05)	$(0.04)

Weighted Average Shares:
Basic	17,737	17,737	17,737
Diluted	17,737	17,737	17,737

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Year Ended December 31, 2014
	Historical	Network Engineering Services Pro Forma Adjustments (a)	Pro Forma

REVENUES	$107,164	$10,818	$96,346
COST OF REVENUES	63,577	7,764	55,813
GROSS PROFIT	43,587	3,054	40,533
OPERATING EXPENSES:
Research and development	11,736	0	11,736
Sales and marketing	12,961	524	12,437
General and administrative	12,819	53	12,766
Amortization of intangible assets	1,967	169	1,798
Total operating expenses	39,483	746	38,737
OPERATING INCOME	4,104	2,308	1,796
Other income, net	1,666	0	1,666
NET INCOME BEFORE INCOME TAXES	5,770	2,308	3,462
Expense for income taxes	1,158	871	287
NET INCOME	$4,612	$1,437	$3,175

Net Income per Share:
Basic	$0.25	$0.08	$0.17
Diluted	$0.25	$0.08	$0.17

Weighted Average Shares:
Basic	18,159	18,159	18,159
Diluted	18,389	18,389	18,389

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31, 2017
	Historical	Network Engineering Services Pro Forma Adjustments (a)	Pro Forma

REVENUES	$24,979	$2,009	22,970
COST OF REVENUES	15,664	2,148	13,516
GROSS PROFIT	9,315	(139)	9,454
OPERATING EXPENSES:
Research and development	2,716	0	2,716
Sales and marketing	3,407	154	3,253
General and administrative	3,352	13	3,339
Amortization of intangible assets	124	0	124
Restructuring expenses	9	9	0
Total operating expenses	9,608	176	9,432
OPERATING INCOME (LOSS)	(293)	(315)	22
Other income, net	28	0	28
INCOME (LOSS) BEFORE INCOME TAXES	(265)	(315)	50
Benefit for income taxes	(235)	0	(235)
NET INCOME (LOSS)	$(30)	$(315)	$285

Net Income (Loss) per Share:
Basic	$(0.00)	$(0.02)	$0.02
Diluted	$(0.00)	$(0.02)	$0.02

Weighted Average Shares:
Basic	16,340	16,340	16,340
Diluted	16,340	16,340	16,715

PCTEL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(in thousands, except share data)
(unaudited)

	March 31, 2017
	Historical	Network Engineering Services Pro Forma Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$14,960	$1,425	(b)	$16,385
Short-term investment securities	18,002			18,002
Accounts receivable	18,347			18,347
Inventories, net	12,692			12,692
Prepaid expenses and other assets	1,219	(11)	(c)	1,208
Total current assets	65,220	1,414		66,634

Property and equipment, net	13,059	(714)	(d)	12,345
Goodwill	3,332			3,332
Intangible assets, net	2,985			2,985
Deferred tax assets, net	5,399	(162)	(e)	5,237
Other noncurrent assets	35			35
TOTAL ASSETS	$90,030	$538		$90,568

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$5,284			$5,284
Accrued liabilities	5,621	294	(f)	5,915
Total current liabilities	10,905	294		11,199
				-
Other long-term liabilities	489			489

Total liabilities	11,394	294		11,688

Stockholders’ equity:
Common stock	18			18
Additional paid-in capital	134,059			134,059
Accumulated deficit	(55,110)	244	(g)	(54,866)
Accumulated other comprehensive loss	(331)			(331)
Total stockholders’ equity	78,636	244		78,880
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$90,030	$538		$90,568

PCTEL, Inc.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

(in thousands, except per share data)

1. Sale of Network Engineering Services

On July 31, 2017, the PCTEL, Inc. (“the Company”) entered into a definitive asset purchase agreement and closed the sale of substantially all of the assets of its Network Engineering Services business unit (“Network Engineering Services”) to Gabe’s Construction for $1.45 million in cash.  The sales price included fixed assets, and order backlog as well as an obligation by the Company to perform future services for Gabe’s.  Gabe’s hired 11 employees of the Company.  The Company retained working capital of accounts receivable, accounts payable, and accrued liabilities, and also retained all of the deferred tax assets.  The sale resulted in a pre-tax book gain of approximately $0.4 million net of the asset book values and an accrual for severance and related employee benefits to 14 employees not hired by the buyer.  The Company will write-off $0.3 million of deferred tax assets related to intangible assets that were disposed of for U.S. income tax purposes but will continue to amortize for income tax certain intangible assets written off for book due to U.S. income tax rules.

2. Pro Forma Adjustments

(a)	These adjustments reflect the historical results of Network Engineering Services.

(b)	Adjustment reflects the receipt of cash proceeds on the close date of the sale. The Company expects to use the proceeds for general purposes.

(c)	Adjustment reflects a receivable of $25 related to a hold back of the purchase price and $36 related to a write-off of prepaid expenses.

(d)	Adjustment reflects the disposal of fixed assets.

(e)	Adjustment reflects a write off of intangible assets of $0.3 million and an increase to the net operating loss of $0.1 million.

(f)

Adjustments reflect deferred revenue of $0.1 million and $0.2 million for accrued liabilities.  The deferred revenue is the fair value of future services the Company will provide the Gabe’s Construction after the close date of the sale.  The accrued liabilities represent severance and related employee benefits for 14 employees terminated on the close date.

(g)	Adjustment reflects the book gain net of income tax expense based on the book values as of March 31, 2017.

3. Income tax provision

The Company computed the income tax provision for Network Engineering Services as if it was a standalone entity.  For this calculation, the Company applied an effective tax rate and also included adjustments to the valuation allowance on the deferred tax assets.  The income tax provision for the year ended December 31, 2016 included income tax expense of $3.1 million related an adjustment for a valuation allowance on the deferred tax assets and the provision for the three months ended March 31, 2017 assumed no income tax benefit due to a corresponding adjustment to the valuation allowance on the deferred tax assets. Because the tax amounts for Network Engineering Services were calculated on a stand-alone basis for pro forma purposes, the income tax provision in these pro forma statements may not be consistent with the income tax provision that will be reported in discontinued operations in the statements of operations in the Company’s Form-10Q for the quarter ended June 30, 2017, or reported in discontinued operations in the statements of operations on Form 10-Q or Form 10-K filed hereafter.